Exhibit 23

                            Barry L. Friedman, P.C.
                          Certified Public Accountant
1582 Tulita Drive                                         Office  (702) 361-8414
Las Vegas, NV  89123                                      Fax No. (702) 896-0278


To Whom It May Concern:                                        December 13, 2000

The firm of Barry L. Friedman, P.C., Certified Public Accountant consents to the inclusion of my report of December 13, 2000, on the financial statements of Cypress International, Inc., as of October 31, 2000, in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.

Very truly yours,

/s/ Barry L. Friedman

Barry L. Friedman, P.C.
Certified Public Accountant